Exhibit 23.4

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add : beijing@tongshang.com Website: www.tongshang.com.cn

February 1, 2008

BCD Semiconductor Manufacturing Limited

800 Yishan Road

Shanghai 200233

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our opinion in, and the filing of our opinion hereof as an exhibit to, the Registration Statement on Form F-1, originally filed by BCD Semiconductor Manufacturing Limited on January 28, 2008 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the reference to our name under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Regulation”, “Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in such Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices